Exhibit 10.10

SCHEDULE OF TIER II-A CHANGE OF CONTROL AGREEMENTS

The following have executed Tier II-A Change of Control Agreements substantially in the form of the agreement filed as Exhibit 10.02 to Valero’s Current Report on Form 8-K dated Nov. 2, 2016, and filed Nov. 7, 2016 (SEC File No. 1-13175).

Jason W. Fraser
R. Lane Riggs
Gary K. Simmons
Cheryl L. Thomas
Richard J. Walsh